As filed with the Securities and Exchange Commission on March 22, 2007 File No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMPOSITE TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	59-2025386
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2026 McGaw Avenue, Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code) 2002 Non-Qualified Stock Compensation Plan (Full Title of the Plan)

Benton H Wilcoxon Chief Executive Officer 2026 McGaw Avenue Irvine, California 92614
(Name and Address of Agent For Service) (949) 428-8500
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.001 par value	10,000,000	$1.00	$10,000,000	$1,177.00

(1)
Plus such additional number of shares as may be required pursuant to the terms of the 2002 Non-Qualified Stock Compensation Plan, as amended, in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2)
The Proposed Maximum Offering Price per Share was estimated pursuant to Rule 457(c), calculated on the basis of the share price of the Registrant’s Common Stock on the OTC Bulletin Board on March 8, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by us with the SEC are incorporated herein by reference:
(a)
Our annual report on Form 10-K for the fiscal year ended September 30, 2006, which is our latest annual report filed pursuant to Section 13(a) of the Securities Act, that contains audited financial statements for our latest fiscal year for which such statements have been filed.

(b)	Our quarterly report on Form 10-Q for the quarterly period ended December 31, 2006.

(c)	Our current reports on Form 8-K filed on January 12, 2007, January 27, 2007, February 2, 2007, February 13, 2007, February 14, 2007, February 28, 2007 and March 6, 2007.

(d)
The description of the Registrant's common stock, which is contained in a registration statement filed on February 13, 2004 (Registration No. 333-112798), as amended on March 25, 2004, May 7, 2004, June 2, 2004 and June 21, 2004.

(e)	The registration statement and prospectus on Form S-8 (Registration No. 333-83504) pertaining to the 2002 Non-Qualified Stock Compensation Plan, filed with the Commission on February 27, 2002.

(f)	The registration statement and prospectus on Form S-8 (Registration No. 333-112679) pertaining to the 2002 Non-Qualified Stock Compensation Plan, filed with the Commission on February 10, 2004.

(g)	The registration statement and prospectus on Form S-8 (Registration No. 333-121922) pertaining to the 2002 Non-Qualified Stock Compensation Plan, filed with the Commission on January 10, 2005.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The consolidated financial statements of Composite Technology Corporation incorporated in this registration statement by reference in Composite Technology Corporation’s Annual Report (Form 10-K) for the year ended September 30, 2006, and Composite Technology Corporation management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 incorporated by reference therein, have been audited by Singer Lewak Greenbaum and Goldstein LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Richardson & Patel, LLP has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement. Richardson & Patel LLP holds warrants to purchase 191,466 common shares at an exercise price of $2.00 per share as of March 8, 2007.

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Company’s Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for us or on our behalf. We will defend, indemnify and hold harmless our directors or officers of our company from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of Composite Technology Corporation to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Richardson & Patel LLP (1)
10.1	2002 Non-Qualified Stock Compensation Plan (2)
23.1	Consent of Richardson & Patel LLP (included in Exhibit 5.1)
23.2	Consent of Singer Lewak Greenbaum & Goldstein LLP (1)
________________________
(1)	Filed herewith.
(2)	Previously filed.

Item 9. Undertakings.

a.	Rule 415 Offering. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on , and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to or of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on or and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on , a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to or of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant toshall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to , , or as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to , , or for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.
Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonably grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 22nd day of March 2007.

COMPOSITE TECHNOLOGY CORPORATION

By:	/s/ Benton H Wilcoxon
Benton H Wilcoxon
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benton H Wilcoxon as attorney-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benton H Wilcoxon Benton H Wilcoxon	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2007

/s/ Domonic J. Carney Domonic J. Carney	Acting Chief Financial Officer (Principal Financial and Accounting Officer)	March 22, 2007

/s/ Michael D. McIntosh Michael D. McIntosh	Director	March 22, 2007

/s/ D. Dean McCormick III D. Dean McCormick III	Director	March 22, 2007